UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2019

CHENIERE CORPUS CHRISTI HOLDINGS, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-215435	47-1929160
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
700 Milam Street, Suite 1900
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
(713) 375-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On December 30, 2019, Corpus Christi Liquefaction, LLC (“CCL”), a wholly owned subsidiary of Cheniere Corpus Christi Holdings, LLC, and Cheniere Marketing International LLP, an indirect, wholly owned subsidiary of Cheniere Energy, Inc., entered into an LNG Sale and Purchase Agreement for approximately 0.85 million tonnes per annum of LNG associated with the previously announced integrated production marketing (“IPM”) gas supply agreement between CCL and EOG Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC

Date:	December 30, 2019	By:	/s/ Michael J. Wortley
		Name:	Michael J. Wortley
		Title:	President and Chief Financial Officer